EXHIBIT 32.2



                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


           In connection with this quarterly report of Culp, Inc. (the "Company") on Form 10-Q for the quarterly period ended July 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Franklin N. Saxon, President and Chief Operating Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/S/ FRANKLIN N. SAXON
---------------------
Franklin N. Saxon
President and
Chief Operating Officer


September 8, 2006


           A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906 has been provided to Culp, Inc. and will be retained by Culp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.